PHONETIME INC.
                          SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made as of March 26, 1997 (the "Effective Date"), by and among PHONETIME, INC., a New York corporation (the "Corporation" or "Purchaser"), Thomas Hickey ("Seller"), Samer Tawfik ("Tawfik"), Peter Vita ("Vita") and Douglas Barley ("Barley" and together with Tawfik and Vita the "Management Shareholders").

                                 RECITALS
                                 --------
     A. On April 21, 1995, the Corporation issued to Seller 10 shares of the Corporation's common stock, no par value ("Common Shares"), in consideration for a payment by Seller to the Corporation of one hundred dollars ($100).

     B. On April 6, 1996, the Corporation effected a 4.35-for-one stock split (the "Stock Split"), such that each Common Share issued and outstanding prior to April 6, 1996 thereafter entitled the holder thereof to 4.35 Common Shares; after giving effect to the Stock Split, Seller owned 43.5 Common Shares.

     C. On April 6, 1996, immediately following the Stock Split, the Corporation issued to Vita 9-2/7 Common Shares and issued to Barley 3-5/7 Common Shares (collectively, the "1996 Issuance").

     D. On April 6, 1996, immediately following the Stock Split, Seller sold to (i) Vita 3-3/14 Common Shares and (ii) Barley 1-4/14 Common Shares (collectively, the "Shareholder Transfers").

     E. Upon consummation of the Stock Split, the 1996 Issuance and the Shareholder Transfers, the issued and outstanding Common Shares of the Corporation have been held beneficially and of record as set forth on Schedule 1 attached hereto (and all parties hereto have set forth their initials next to the number of Common Shares owned by such party).

     F. Seller desires to sell to the Corporation and the Corporation desires to redeem from Seller, 35-15/19 Common Shares (or as otherwise adjusted pursuant to Section 6.2, the "Redeemed Shares"), on the terms and subject to the conditions hereinafter set forth; and upon the consummation of such redemption, the issued and outstanding Common Shares of the Corporation will be held beneficially and of record as set forth on Schedule 1 attached hereto (and all parties hereto have set forth their initials next to the number of Common Shares owned by such party).

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     G.     As a result of the Corporation redeeming the Redeemed Shares from
Seller, Seller will own 3-4/19 Common Shares (unless otherwise adjusted pursuant to Section 6.2), which amount represents 5.00 percent of the issued and outstanding Common Shares at the time of Closing (the "Initial Seller Ownership Percentage").

                               AGREEMENTS
                               ----------

     In consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                              ARTICLE I
               REDEMPTION AND SALE OF REDEEMED SHARES
               --------------------------------------

     1.1 Redemption of Redeemed Shares from Seller. Subject to the satisfaction of the terms and conditions and in reliance upon the representations and warranties set forth herein or in any document delivered pursuant hereto, the Corporation agrees to redeem from Seller the Redeemed Shares for an aggregate redemption price of fifteen million dollars ($15,000,000) payable by delivery at the Closing of (i) five million dollars (the "Cash"), and (ii) a promissory note with a face value of ten million dollars, a form of which is attached hereto as Exhibit A (the "Note," and together with the Cash, the "Redemption Price").

     1.2     Sale of Redeemed Shares to Corporation.   Subject to the
satisfaction of the terms and conditions and in reliance upon the representations and warranties set forth herein or in any document delivered pursuant hereto, the Seller agrees to sell to the Corporation, at the Closing, the Redeemed Shares for the Redemption Price.

                                 ARTICLE II
                             CLOSING; DELIVERY
                             -----------------

     2.1 Closing. Subject to the terms and conditions of this Agreement, the Closing will be held at the offices of Parker Duryee Rosoff & Haft, 529 Fifth Avenue, New York, NY 10017, on March 26, 1997, at 10:00 a.m. (the "Closing Date"), or at such other time, date and place as may be agreed to in writing by the Corporation and the Seller.

     2.2     Deliveries at Closing.

          (a) Seller's Deliveries. At the Closing, the Seller will deliver to the Corporation:

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                  (i)    certificates representing the Redeemed Shares
                         owned by Seller, together with duly executed stock powers,

                 (ii) all books, records and property of the Corporation, including without limitation any Confidential Information (as defined below) in Seller's possession or that the Seller knows the whereabouts and can reasonably obtain,

                (iii) all books, records, share certificates, stock powers transferring any interest of Seller in Tempus Worldwide Communications ("Tempus") and property, including without limitation any Confidential Information of Tempus (including without limitation any documents or computer disks containing information belonging to Tempus) in the Seller's possession or that the Seller knows the whereabouts and can reasonably obtain,

                (iv) a duly executed Escrow Agreement in the form of Exhibit B hereto,

                 (v) a duly executed Pledge Agreement in the form of Exhibit C hereto,

                (vi) a duly executed Co-Sale Agreement in the form of Exhibit D hereto, and

               (vii) a letter of resignation in the form of Exhibit E hereto.

       (b) Corporation's Deliveries. At the Closing, the Corporation will deliver to the Seller:

               (i) the Cash by certified check or at the option of the Seller via wire transfer of immediately available funds to an account of the Seller designated by the Seller,

               (ii)    the Note,

               (iii)   a duly executed Escrow Agreement,

               (iv)    a duly executed Pledge Agreement,

               (v) a certificate evidencing that Seller holds beneficially and of record 3-4/19 Common Shares,

               (vi) all salary and benefits owing to Seller through the Closing Date,

               (vii) with respect to the Corporation's rights to the "Tempus" tradename, an Assignment Agreement in the form of Exhibit E hereto, and

               (viii) subject to Article V, the payment of the fees and expenses of Parker Duryee Rosoff & Haft.

                             ARTICLE III
                CONDITIONS TO CLOSING BY THE CORPORATION

     The obligation of the Corporation to redeem the Redeemed Shares at the Closing is subject to the fulfillment or (to the extent permitted by law) the express written waiver by the Corporation of each of the following conditions on or before the Closing:

     3.1 Representations and Warranties Correct. The representations and warranties made by the Seller in Article V shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing as if made at the Closing.

     3.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Seller at or prior to the Closing shall have been performed or complied with in all material respects.

     3.3 Co-Sale Agreement. The Co-Sale Agreement shall have been duly executed and delivered by all of the parties thereto and such agreement shall be in effect as of the Closing.

     3.4 Receipt of Certificates. The Seller shall deliver to the Corporation certificates representing the Redeemed Shares, together with duly executed stock powers.

     3.5 Delivery of Books and Records and Confidential Information. The Seller shall deliver to the Corporation all books, records and property of the Corporation (including without limitation any documents or computer disks containing Confidential Information (as defined in Article VIII)) in Seller's possession or that the Seller knows the whereabouts and can reasonably obtain, and all books, records, share certificates, stock powers transferring any interest of Seller in Tempus and property of Tempus (including without limitation any documents or computer disks containing Confidential Information relating or belonging to Tempus) in the Seller's possession or that the Seller knows the whereabouts and can reasonably obtain.

     3.6 Delivery of Resignation. The Seller shall deliver to the Corporation a letter of resignation, in the form of Exhibit F hereto.

     3.7 Delivery of Escrow Agreement. The Escrow Agreement shall have been duly executed and delivered by all of the parties thereto and such agreement shall be in effect as of the Closing.

     3.8 Delivery of Pledge Agreement. The Pledge Agreement shall have been duly executed and delivered by all of the parties thereto and such agreement shall be in effect as of the Closing.

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     3.9     Delivery of Joint Written Consent of Shareholders and Directors.
The Joint Written Consent of Shareholders and Directors approving the redemption by the Corporation of the Redeemed Shares shall have been duly executed and delivered by Seller.

                               ARTICLE IV
                     CONDITIONS TO CLOSING BY THE SELLER

     The obligation of Seller to consummate the sale of Redeemed Shares to the Corporation at the Closing is subject to the fulfillment or (to the extent permitted by law) the express written waiver by Seller of each of the following conditions on or before the Closing:

     4.1 Representations and Warranties Correct. The representations and warranties made by the Corporation in Article V shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing as if made at the Closing.

     4.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Corporation at or prior to the Closing shall have been performed or complied with in all material respects.

     4.3 Redemption Price. The Corporation shall deliver to Seller the Redemption Price as specified in Section 2.2.

     4.4 Certificate. The Corporation shall deliver to Seller a certificate evidencing that Seller holds beneficially and of record 3-4/19 Common Shares.

     4.5 Delivery of Escrow Agreement. The Escrow Agreement shall have been duly executed and delivered by all of the parties thereto and such agreement shall be in effect as of the Closing.

     4.6 Delivery of Pledge Agreement. The Pledge Agreement shall have been duly executed and delivered by all of the parties thereto and such agreement shall be in effect as of the Closing.

     4.7 Delivery of Assignment Agreement. The Assignment Agreement shall have been duly executed and delivered by all of the parties thereto and such agreement shall be in effect on the Closing Date.

     4.8 Payment of Attorneys' Fees. The Corporation shall deliver to Parker Duryee Rosoff & Haft a check in the amount of $___________.

                                  ARTICLE V
                  REPRESENTATIONS, WARRANTIES AND COVENANTS

     5.1 Corporation. The Corporation represents and warrants to the Seller as of the Closing that the Corporation has not executed any written
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agreement or written letter of intent with respect to the merger, combination or sale of all or substantially all of the outstanding voting securities of the Corporation.

     5.2 Seller. The Seller represents and warrants to the Corporation as of the Closing as follows:

          (a) Shares. The Redeemed Shares are now, and on the Closing Date will be, owned of record and beneficially by Seller free and clear of any security interest, pledge, option, lien, claim, commitment, proxy, equity right, restriction on transfer, encumbrance of any nature whatsoever, interest arising in connection with so-called community property laws or other laws relating to the rights of spouses, charge, escrow, right of first refusal, mortgage, indenture, security agreement or other agreement, arrangement, contract, commitment, understanding or obligation, whether written or oral and whether or not relating in any way to credit or the borrowing of money (collectively, "Encumbrances"). Upon the Closing, the Corporation will acquire good and valid title to all of the Redeemed Shares free and clear of any Encumbrance.

          (b) Access to Information. Seller and Seller's advisors (including Seller's attorneys and financial advisors) have had the opportunity to obtain from the Corporation any and all information necessary to evaluate the merits and risks of a sale of the Redeemed Shares, and Seller (after consultation with his attorneys and financial advisors) has concluded, in its sole judgment and without reliance upon any representations or warranties of the Corporation (except as set forth in Section 5.1), to sell the Redeemed Shares pursuant to the terms of this Agreement.

          (c)     Tempus.

                  (i) attached hereto as Exhibit G is all of the organizational documents of Tempus, which documents Seller has not subsequently caused to be amended or supplemented;

                  (ii) Seller has not caused Tempus to issue and, to the best of Seller's knowledge, Tempus has not issued any securities to any person, corporation, partnership, association, trust, joint venture, joint stock company, or other unincorporated entity (each, a "Person") other than the Corporation;

                  (iii) Seller does not hold beneficially or of record any securities of Tempus, Seller hereby transfers, assigns and conveys to the Corporation any and all interest (legal, beneficial, equitable or other) in Tempus that Seller has and agrees that it will execute any documents and make any filings necessary
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                        to effect the transfer of such interest(s) to the
                         Corporation, and to best of Seller's knowledge the Corporation is, and as of the Closing Date will be, the sole shareholder of all of the outstanding securities of Tempus;

                  (iv) Attached hereto as Exhibit H is the a current balance sheet of Tempus which shows all liabilities of Tempus as of the date thereof and as of the Closing Date;

                  (v) Seller has not entered into on behalf of Tempus or caused Tempus to enter into, and to the best of Seller's knowledge Tempus is not a party to any agreement, contract, deed, lease, mortgage, indenture, note, license, franchise, obligation, instrument or other commitment, arrangement or understanding of any kind, whether written or oral;

                  (vi) There is no Encumbrance on any property or asset of Tempus and any securities issued by Tempus are now, and as of Closing will be, free of any Encumbrance.

      5.3     Covenant of the Corporation.

          (a) Use of Tempus Name. At the request of Seller, the Corporation agrees that it will execute any documents and make any filings necessary to effect the transfer of the name "Tempus" to Seller.

          (b) Payment of Seller's Attorneys' Fees. The Corporation agrees to reimburse Seller at the Closing for any reasonable attorneys' fees and expenses incurred by Seller in connection with the consummation of this Agreement and the transactions contemplated hereby, which reimbursement shall not exceed thirty five thousand dollars ($35,000).

          (c) Indemnification of Seller in Connection with Lease. The Corporation hereby agrees to indemnify and hold Seller harmless from, against and in respect of, any and all claims, demands, lawsuits, proceedings, losses, assessments, fines, penalties, liabilities, and damages, including interest, penalties, reasonable attorneys' fees and costs of investigation which arise or result from and to the extent that they are attributable to Seller's personal guaranty given with respect to that certain Lease dated as of ______________, 199_ between [name parties], a copy of which guarantee is attached hereto as Exhibit I.

     5.4 No Other Representations. The Parties to this Agreement acknowledge that the representations and warranties set forth in this Article V are made as of the Effective Date and as of the Closing Date and the representations and warranties set forth in this Article V and in Article X are the only representations made pursuant to this Agreement.
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                             ARTICLE VI
                   SELLER'S RIGHTS IN THE EVENT OF A
                SUBSEQUENT FINANCING BY THE CORPORATION

     6.1 Additional Financing. Subject to the conditions set forth in this Article VI, the Corporation shall not be restricted in any manner from soliciting and/or raising additional funds for use by the Corporation, including but not limited to any financing involving the issuance by the Corporation of Common Shares or other equity or debt securities of the Corporation or any combination thereof, or any financing obtained by entering into long-term debt arrangements ("Future Financing"), and Seller shall not have any right to participate, preemptive right, anti-dilution protection or any other statutory or contractual right to receive additional Common Shares or other equity or debt securities of the Corporation or any combination thereof in connection with any Future Financing.

     6.2 Financing Related to Redemption Price. If (i) the Corporation issues additional Common Shares or any other debt or equity securities of the Corporation or any securities convertible into or exchangeable for Common Shares or other debt or equity securities of the Corporation in a Future Financing and the proceeds received by the Corporation from such Future Financing are used as the Cash to redeem the Redeemed Shares from Seller or to repay a note or other evidence of indebtedness from one or more of the Management Shareholders to the Corporation that was made by the Corporation to obtain the Cash to redeem the Redeemed Shares from Seller, then (ii) in connection with such Future Financing the Corporation shall issue to Seller a certificate representing the number of Common Shares which, when added to the 3-4/19 Common Shares held by Seller following the Closing, restores (or, if at the time of the Future Financing which causes this Section 6.2 to take effect, the Seller no longer owns 3-4/19 Common Shares, would have restored) to Seller the Initial Seller Ownership Percentage.

     6.3 Prepayment of Note. Other than proceeds received by the Corporation from one or more Management Shareholders to obtain all or a part of the Cash to redeem the Redeemed Shares from Seller, which proceeds shall not be included in the Financing Amount (defined below), if the Corporation receives proceeds from one or more Future Financings above a certain specified amount (aggregated, the "Financing Amount"), the Corporation shall use a certain percentage (the "Prepayment Percentage") of the proceeds received in connection with such Future Financing ("Repayment Proceeds") to prepay a portion of the Note as follows:

      (a) until the Financing Amount exceeds $7,500,000, the Prepayment Percentage shall be zero;
      (b) if the Financing Amount exceeds $7,500,000 but does not exceed $10,000,000, the Prepayment Percentage shall be twenty five percent (25 percent) of such proceeds that exceed $7,500,000 but do not exceed $10,000,000 or such lesser amount that will result in the full prepayment of the Note (and any accrued but unpaid interest);

      (c) if the Financing Amount exceeds $10,000,000, the Prepayment Percentage shall be fifty percent (50 percent) of such proceeds above $10,000,000 or such lesser amount that will result in the full prepayment of the Note (and any accrued but unpaid interest).

Repayment Proceeds shall be applied first to the payment of accrued but unpaid interest on the Note and thereafter to the repayment of the principal balance of the Note.

                             ARTICLE VII
                       REGISTRATION RIGHTS

     7.1 Piggyback Registration. If the Corporation, at any time that Seller owns any Common Shares, proposes to register any Common Shares under the Securities Act of 1933, as amended (the "Securities Act"), it will give prompt written notice to Seller of the Corporation's intention to effect such a registration and include in such registration all Common Shares owned by Seller with respect to which the Corporation has received written notice for inclusion therein within 20 days after the date of the Corporation's notice; provided, however, that:

     (a) if, at any time after giving written notice of its intention to register any shares and, prior to the effective date of the Registration Statement filed in connection with such registration, the Corporation shall determine for any reason not to register such Common Shares, the Corporation may, at its election, give written notice of such determination to Seller (if Seller has requested inclusion therein), and, thereupon, the Corporation shall be relieved of its obligation to register any Common Shares owned by Seller in connection with such registration;

     (b) if such registration shall be in connection with an underwritten public offering and the managing underwriter shall advise the Corporation in writing that in its opinion the number of shares requested to be included in such registration exceeds the number of such securities which can be sold in such offering or would have an adverse impact on the price of such securities, the Corporation shall include in such registration as follows:

             (i)    the securities to be included therein by the Corporation;

             (ii) the number (if any) of other securities of the Corporation (including, without limitation, Common Shares owned by Seller and Common Shares owed by Management Shareholders) requested to be included pursuant to any piggyback or incidental registration rights which in the written opinion of such underwriter can be sold (and if, in such
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
                    opinion of such underwriter, some but not all of such securities may be so included, all holders of Common Shares requested to be included therein shall share pro rata in the number of Common Shares included in such underwritten public offering on the basis of the number of shares of Common Shares requested to be included therein); provided, however, if in the opinion of the underwriter Common Shares owned by Management Shareholders must not be included in the underwritten public offering or the number of shares so included must be limited in either case because of their status as "insiders," the Common Shares owned by Seller shall nevertheless be included in such offering to the extent permitted by this subsection requested to be included pursuant to any piggyback or incidental registration rights, pari passu.

For purposes of this Article VII, "Registration Statement" means any registration statement or comparable document under the Securities Act through which a public sale or disposition of the securities of the Corporation may be registered, including the prospectus, amendments and supplements to such registration statement, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

     7.2     Selection of Underwriters.  If any registration pursuant to this
Article VII is an underwritten primary offering, the Corporation shall have the right to select the managing underwriter to administer such offering.

     7.3 Holdback Agreement. In the event of an underwritten public distribution of Common Shares under a Registration Statement, whether or not Common Shares owned by Seller or Management Shareholders are included, Seller and each Management Shareholder, severally, agrees not to effect any public sale or distribution of Common Shares (except as part of such underwritten public distribution), including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during a period designated by the Corporation in a written notice duly given to Seller or such Management Shareholder(s), which period shall commence approximately 14 days prior to the effective date of any such post-effective amendment to the shelf registration statement filed on Form S-3 or filing of such prospectus supplement, as the case may be, or the commencement of such underwritten public distribution of Common Shares under a Registration Statement and shall continue for up to 104 consecutive days. The foregoing shall not apply to Seller or any Management Shareholder to the extent such person is prohibited by applicable law from agreeing to withhold from sale.

                                 ARTICLE VIII
                   SELLER'S AGREEMENT NOT TO COMPETE,
                 SOLICIT, OR DISCLOSE CERTAIN INFORMATION

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     Any and all references to the Corporation in this Article VIII shall be deemed to include the Corporation and, where applicable, Tempus.

     8.1 Confidential Information. As a director, officer and shareholder of the Corporation, Seller acknowledges that he has occupied a position of trust and confidence with the Corporation prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Corporation (collectively the "Confidential Information"):

          (a) Trade Secrets. Any and all trade secrets concerning the business and affairs of the Corporation, product specifications, data, know-how, formulae, compositions, processes, designs, graphs, past, current and planned research and development, customer lists, current and anticipated customer requirements, customer contacts, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any information, however documented, of the Corporation that is a trade secret; and

          (b) Business and Affairs. Any and all information concerning the business and affairs of the Corporation, however documented, including, but not limited to, historical financial statements, financial projections and budgets, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training and techniques and materials; and

          (c) Other Information. Any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Corporation containing or based, in whole or in part, on any information in the foregoing.

          (d) Exception. Confidential Information shall not include information that becomes generally known to, and available for, use by the public other than as a result of Seller's disclosure of such Confidential Information or the disclosure of such Confidential Information by any other Person bound by a duty of nondisclosure to the Corporation.

     8.2 Reasonable and Necessary. Seller acknowledges that the provisions of this Article VIII are reasonable and necessary to protect and preserve the Corporation's business and that the Corporation would be irreparably damaged if Seller were to breach the any of the covenants set forth in this Article VIII.

     8.3 Confidential Information Is Property of the Corporation. Seller acknowledges and agrees that all the Confidential Information known or obtained by Seller, whether before or after the date hereof, is the property of the Corporation.

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     8.4     Nondisclosure.  Seller agrees that he will not, at any time, disclose to any unauthorized person or use for his own account or for the benefit of any third party any of the Confidential Information, whether Seller has such information in his memory or it is embodied in writing or other physical form, without the Corporation's prior written consent.

     8.5 Documents. Seller agrees to deliver to the Corporation at the time of execution of this Agreement, and at any other time the Corporation may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or other form (and all copies of the foregoing), relating to the business, operations, or affairs of the Corporation and any other Confidential Information that Seller may then possess or have under his control.

     8.6 Non-Solicitation. For a period of one year following the Closing Date, Seller agrees that he will not, directly or indirectly, either for himself or any other Person, (i) induce or attempt to induce any employee of the Corporation to leave the employ of the Corporation, (ii) in any way interfere with the relationship between the Corporation and an employee of the Corporation, or (iii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Corporation.

     8.7 Non-Competition. For a period of one year following the Closing Date, Seller agrees that he will not, singly, jointly, or as a partner, member, employee, agent, officer, director, stockholder (except as a holder of not more than five percent (5 percent) of any class of the outstanding stock of any company listed on a national securities exchange, or actively traded in a national over-the-counter market), investor, consultant, independent contractor, or joint venturer of any other Person, or in any other capacity, directly, indirectly or beneficially, (i) own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or permit the use of his name by, or work for, or provide consulting, financial or other assistance to, or be connected in any manner with, any business located in the continental United States that is engaged in providing long distance telephone services through the use of prepaid calling cards or any business that intends to engage in the same anywhere in the world, or (ii) induce or attempt to induce any Person which is a customer of the Corporation, or which otherwise is a contracting party with the Corporation, as of the date hereof, to terminate any written or oral agreement or understanding or business relationship with the Corporation.

     8.8 Remedies for Breach. If Seller breaches any covenant set forth in this Article VIII, the Corporation will be entitled to the following remedies: (i) damages from Seller; and (ii) in addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise specifically enforce the provision of this Article VIII. Seller acknowledges that the rights of the Corporation set forth in this Agreement are special, unique and of extraordinary character, and that, in the event Seller violates or fails or refuses to perform any covenant set forth in this Agreement, then the Corporation may be without adequate remedy at law. Seller therefore agrees that if he violates or fails and refuses to perform any covenant or agreement made in this Agreement, then the Corporation may, in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

                                ARTICLE IX
                 TAWFIK'S AGREEMENT NOT TO COMPETE,
               SOLICIT, OR DISCLOSE CERTAIN INFORMATION

     Any and all references to the Corporation in this Article IX shall be deemed to include the Corporation and, where applicable, Tempus.

     9.1 Confidential Information. As a director, officer and shareholder of the Corporation, Tawfik acknowledges that he has occupied a position of trust and confidence with the Corporation prior to the date hereof and has become familiar with the Confidential Information of the Corporation.

     9.2 Reasonable and Necessary. Tawfik acknowledges that the provisions of this Article IX are reasonable and necessary to protect and preserve the Corporation's business and that the Corporation would be irreparably damaged if Tawfik were to breach the any of the covenants set forth in this Article IX.

     9.3 Confidential Information Is Property of the Corporation. Tawfik acknowledges and agrees that all the Confidential Information known or obtained by Tawfik, whether before or after the date hereof, is the property of the Corporation.

     9.4 Nondisclosure. Tawfik agrees that he will not, at any time, disclose to any unauthorized person or use for his own account or for the benefit of any third party any of the Confidential Information, whether Tawfik has such information in his memory or it is embodied in writing or other physical form, without the Corporation's prior written consent, unless, and only to the extent that, the Confidential Information is or becomes generally known to, and available for, use by the public other than as a result of Tawfik's disclosure of such Confidential Information or the disclosure of such Confidential Information by any other Person bound by a duty of nondisclosure to the Corporation.

     9.5 Documents. Tawfik agrees to deliver to the Corporation at the time of execution of this Agreement, and at any other time the Corporation may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or other form (and all copies of the foregoing), relating to the business, operations, or affairs of the Corporation and any other Confidential Information that Tawfik may then possess or have under his control.

     9.6 Non-Solicitation. Tawfik agrees that he will not, directly or indirectly, either for himself or any other Person, (i) induce or attempt to induce any employee of the Corporation to leave the employ of the Corporation,
(ii) in any way interfere with the relationship between the Corporation and an employee of the Corporation, or (iii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Corporation.

     9.7 Non-Competition. Tawfik agrees that he will not, singly, jointly, or as a partner, member, employee, agent, officer, director, stockholder (except as a holder of not more than five percent (5 percent) of any class of the outstanding stock of any company listed on a national securities exchange, or actively traded in a national over-the-counter market), investor, consultant, independent contractor, or joint venturer of any other Person, or in any other capacity, directly, indirectly or beneficially, (i) own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or permit the use of his name by, or work for, or provide consulting, financial or other assistance to, or be connected in any manner with, any business engaged in providing long distance telephone services through the use of prepaid calling cards or any business that intends to engage in the same anywhere in the world, or (ii) induce or attempt to induce any Person which is a customer of the Corporation, or which otherwise is a contracting party with the Corporation, as of the date hereof, to terminate any written or oral agreement or understanding or business relationship with the Corporation.

     9.8 Remedies for Breach. If Tawfik breaches any covenant set forth in this Article IX, the Corporation will be entitled to the following remedies: (i) damages from Tawfik; and (ii) in addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise specifically enforce the provision of this Article IX. Tawfik acknowledges that the rights of the Corporation set forth in this Agreement are special, unique and of extraordinary character, and that, in the event Tawfik violates or fails or refuses to perform any covenant set forth in this Agreement, then the Corporation may be without adequate remedy at law. Tawfik therefore agrees that if he violates or fails and refuses to perform any covenant or agreement made in this Agreement, then the Corporation may, in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

     9.9 Term. The term of this Article IX shall commence on the Closing Date and shall continue until the earlier of: (i) three months from the date that Tawfik ceases to be an employee, officer and director of the Corporation or (ii) the date that the Note is paid (or prepaid) in full.

     9.10 Third Party Beneficiary. The Corporation and Tawfik acknowledge and agree that Seller, as holder of the Note, is a third party beneficiary of the provisions of this Article IX.

                                  ARTICLE X
              DISMISSAL OF PENDING LITIGATION; RELEASES

     The provisions of this Article X shall be effective as of the Closing Date (if Closing occurs):

     10.1 Seller Release and Waiver. Seller, on behalf of himself and his respective predecessors, successors, affiliates, assigns, agents, attorneys, heirs, executors, beneficiaries, representatives and any other person or entity who has or could potentially derive rights through him (individually and collectively, "Seller Releasors"), hereby irrevocably and unconditionally releases, waives, acquits and forever discharges, and agrees to indemnify, defend and hold harmless, (i) the Corporation and its respective affiliates, predecessors, successors, assigns, officers, employees, directors, shareholders, agents, representatives and attorneys, whether past, present or future, (ii) Tawfik and his Successors, (iii) Vita and his Successors and (iv) Barley and his Successors (individually and collectively, the "Seller Releasees"), from and against any and all claims, demand, costs, contracts, liabilities, objections, actions and causes of action of any nature, type or description, whether at law or in equity, in contract or tort, or otherwise, known or unknown, or suspected or unsuspected (collectively, "Claims") which arise in whole or in part, directly or indirectly, contemporaneously with or prior to the Closing, that any of the Seller Releasors ever had or now has or may claim to have or hereafter has or claim to have against any of the Seller Releasees pertaining to any matter or event occurring contemporaneously with or prior to Closing, including but not limited to the ownership, management or operation of the Corporation or to salaries or benefits owing to Seller; provided, however, that this Section 10.1 shall not apply to any Claims against the Corporation arising from breaches by the Corporation or the Management Shareholders under this Agreement, the Pledge Agreement, the Escrow Agreement or the Note (the "Transaction Documents").

     For purposes of this Article X, "Successors" shall mean predecessors, successors, affiliates, assigns, agents, attorneys, heirs, executors, beneficiaries, and representatives of such person.

     10.2 Tawfik Release and Waiver. Tawfik, on behalf of himself and his respective predecessors, successors, affiliates, assigns, agents, attorneys, heirs, executors, beneficiaries, representatives and any other person or entity who has or could potentially derive rights through him (individually and collectively, "Tawfik Releasors"), hereby irrevocably and unconditionally releases, waives, acquits and forever discharges, and agrees to indemnify, defend and hold harmless, Seller and his Successors (individually and collectively, the "Tawfik Releasees"), from and against any and all Claims which arise in whole or in part, directly or indirectly, contemporaneously with or prior to the Closing, that any of the Tawfik Releasors ever had or now has or may claim to have or hereafter has of claims to have against any of the Tawfik Releasees pertaining to any matter or event occurring contemporaneously with or prior to Closing; provided, however, that this Section 10.2 shall not apply to any Claims against Seller arising from breaches by Seller under the Transaction Documents.

     10.3 Vita Release and Waiver. Vita, on behalf of himself and his respective predecessors, successors, affiliates, assigns, agents, attorneys, heirs, executors, beneficiaries, representatives and any other person or entity who has or could potentially derive rights through him (individually and collectively, "Vita Releasors"), hereby irrevocably and unconditionally releases, waives, acquits and forever discharges, and agrees to indemnify, defend and hold harmless, Seller and his Successors (individually and collectively, the "Vita Releasees"), from and against any and all Claims which arise in whole or in part, directly or indirectly, contemporaneously with or prior to the Closing, that any of the Vita Releasors ever had or now has or may claim to have or hereafter has of claims to have against any of the Vita Releasees pertaining to any matter or event occurring contemporaneously with or prior to Closing; provided, however, that this Section 10.3 shall not apply to any Claims against Seller arising from breaches by the Seller under the Transaction Documents.

     10.4 Barley Release and Waiver. Barley, on behalf of himself and his respective predecessors, successors, affiliates, assigns, agents, attorneys, heirs, executors, beneficiaries, representatives and any other person or entity who has or could potentially derive rights through him (individually and collectively, "Barley Releasors"), hereby irrevocably and unconditionally releases, waives, acquits and forever discharges, and agrees to indemnify, defend and hold harmless, Seller and his Successors (individually and collectively, the "Barley Releasees"), from and against any and all Claims which arise in whole or in part, directly or indirectly, contemporaneously with or prior to the Closing, that any of the Barley Releasors ever had or now has or may claim to have or hereafter has of claims to have against any of the Barley Releasees pertaining to any matter or event occurring contemporaneously with or prior to Closing; provided, however, that this Section 10.4 shall not apply to any Claims against Seller arising from breaches by the Seller under the Transaction Documents.

     10.5 Corporation Release and Waiver. The Corporation, on behalf of itself and its respective affiliates, predecessors, successors, assigns, officers, employees, directors, agents, representatives and attorneys, whether past, present or future (individually and collectively, "Corporation Releasors"), hereby irrevocably and unconditionally releases, waives, acquits and forever discharges, and agrees to indemnify, defend and hold harmless Seller and his Successors (individually and collectively, the "Corporation Releasees"), from and against any and all Claims which arise in whole or in part, directly or indirectly, contemporaneously with or prior to the Closing, that any of the Corporation Releasors ever had or now has or may claim to have or hereafter has of claims to have against any of the Corporation Releasees pertaining to any matter or event occurring contemporaneously with or prior to Closing; provided, however, that this Section 10.5 shall not apply to any Claims against Seller arising from breaches by the Seller under the Transaction Documents.

     10.6     Dismissal of Pending Litigation.

          (a) Vita. Vita hereby agrees to take all necessary actions to dismiss with prejudice that certain action commenced by Vita against the Corporation, Tawfik and Seller, docket No. ___________ within five (5) days after the Closing Date.

          (b) Barley. Barley hereby agrees to take all necessary actions to dismiss with prejudice that certain action commenced by Barley against the Corporation, Tawfik and Seller, docket No. ___________ within five (5) days after the Closing Date.

     10.7 Management Shareholder Subordination. Each of the Management Shareholders agrees that, so long as the Note is outstanding, any indebtedness or other money obligation of the Corporation owing to such Management Shareholders (other than monies due with respect to salaries and bonuses not to exceed in the aggregate one million dollars per year and commissions) shall, by virtue hereof, be subordinated in all respects to the Note; provided, however, that Tawfik shall be permitted to make a non-subordinated loan to the Corporation, not to exceed five million dollars ($5,000,000), for the purpose of consummating the transactions set forth in this Agreement. Any grant of a security interest that is inconsistent with this Section 10.7 shall be deemed void ab initio.


                               ARTICLE XI
                              MISCELLANEOUS

     11.1 Waivers. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

     11.2     [Intentionally omitted.]

     11.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

     11.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     11.5 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     11.6 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service, charges prepaid, to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and shall be deemed to have been given upon delivery, if delivered personally, five days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

If to the Corporation to:

     PhoneTime, Inc.
     30-60 Whitestone Expressway
     Flushing, New York 11354

     Attention:  Samer Tawfik

with a copy (which shall not constitute notice) to:

     Swidler & Berlin, Chartered
     3000 K Street, N.W., Suite 300
     Washington, DC  20007
     Attention:  John J. Klusaritz, Esq.

 If to Seller, to:

     Thomas Hickey
     [Address]

with a copy (which shall not constitute notice) to:

     Parker Duryee Rusoff & Haft P.C.
     529 Fifth Avenue
     New York, NY 10017

     Attention:  Craig S. Libson, Esq

If to Tawfik, to:

     Samer Tawfik
     c/o PhoneTime, Inc.
     30-60 Whitestone Expressway
     Flushing, New York 11354
with a copy (which shall not constitute notice) to:

     [name and address, if any]

If to Vita to:

     Peter Vita
     c/o PhoneTime, Inc.
     30-60 Whitestone Expressway
     Flushing, New York 11354


with a copy (which shall not constitute notice) to:

     [name and address, if any]

If to Barely, to:

     Douglas Barley
     c/o PhoneTime, Inc.
     30-60 Whitestone Expressway
     Flushing, New York 11354


with a copy (which shall not constitute notice) to:

     [name and address, if any]

     11.7 Governing Law. All questions concerning the construction, validity and interpretation of, and the performance of the obligations imposed by, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and wholly to be performed in that state.

     11.8 Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to use best reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the Closing of the transactions contemplated by this Agreement.

     11.9 Breach of Covenant. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     The rights and remedies specified in any provision of this Agreement are in addition to all other rights and remedies a party may have under any other agreement or applicable law, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement (whether or not it elects to terminate this Agreement), and all such rights and remedies are cumulative. Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy (any such claim by any other party being hereby waived). A party who prevails in enforcing rights or remedies under this Agreement shall (in addition to any other relief hereunder) be paid by the other party all costs, fees and expenses, including reasonable attorneys' fees, incurred by the prevailing party in enforcing such rights and remedies.

     11.10 Final Agreement. This Agreement constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior oral and written agreements and understandings.

     11.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     11.12 Legend. Until (a) the securities represented by the certificate to be delivered to Seller pursuant to Section 2.2 of this Agreement are effectively registered under the Securities Act, and applicable state securities laws, or (b) the holder of such securities delivers to the Corporation a written opinion of counsel to such holder reasonably acceptable to the Corporation to the effect that such legend is no longer necessary under the Securities Act and such state securities laws, the Corporation will cause each certificate representing Common Shares to be stamped or otherwise imprinted with a legend to substantially the following effect:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
         UNDER THE SECURITIES LAWS OF ANY STATE, AND THUS MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE SECURITIES LAWS."

     11.13 Termination. If each of the conditions set forth in Articles III and IV have not been satisfied or waived (by the person entitled thereunder to make such waivers), by 5:00 p.m. New York City time on April 1, 1997, for whatever reason, the Agreement shall terminate.

                        [SIGNATURE PAGE FOLLOWS.]

    IN WITNESS WHEREOF, this Agreement was executed and delivered or caused to be executed and delivered in the name and on behalf of the parties hereto as of the date first set forth above.

                                    PHONETIME, INC., a New York corporation
WITNESS:


---------------------               ---------------------------------------
Name:                               By:
                                       --------------------------------
                                    Title:
                                           ----------------------------

WITNESS:


-----------------------             -----------------------------------
Name:                               Thomas Hickey

Solely With Respect to Article IX and Article X and XI:

WITNESS:


-----------------------             -----------------------------------
Name:                               Samer Tawfik

Solely With Respect to Article X and XI:

WITNESS:


-----------------------             -----------------------------------
Name:                               Peter Vita

Solely With Respect to Article X and XI:

WITNESS:


-----------------------             -----------------------------------
Name:                               Douglas Barley

                                   EXHIBITS


A           Form of Promissory Note
B           Form of Escrow Agreement
C        Form of Pledge Agreement
D        Form of Co-Sale Agreement
E        Form of Assignment Agreement
F        Letter of Resignation of Thomas Hickey (for both Tempus and PTI)
G           Organizational Documents of Tempus Worldwide Communications
H           Current Balance Sheet of Tempus Showing all Outstanding
            Liabilities
I           Copy of Lease to which Thomas Hickey is personal guarantor

                              Schedule 1

                       Number of Common Shares       Number of Common Shares
                       Owned Beneficially and of     Owned Beneficially and of
Name of Shareholder    Record Prior Redemption       Record After Redemption
-------------------   -------------------------     ------------------------
Samer Tawfik            43-1/2     _______               43-1/2 _______

Thomas Hickey           39         _______               3-4/19 _______

Peter Vita              12-1/2     _______               12-1/2 _______

Douglas Barley           5         _______                5     _______






</TEXT